POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of BRETT MONIA and PATRICKR. O'NEIL, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:
(1)
execute for and on behalf of the undersigned, an officer, director or holder of 10% or more of a registered class of securities of Ionis Pharmaceuticals, Inc. ("Ionis"), Forms 3, 4, 5 and 144 paperwork in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4, 5, and 144 paperwork complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,hereby ratifying and confirming all that such attorney-infact, or such attorney-in-fact's substitute or substitutes, will lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysin-fact, in serving in such capacity at the request of the undersigned,are not assuming, nor is Ionis assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, 5 and 144 paperwork with respect to the undersigned's holdings of and transactions in securities issued by Ionis,
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact will no longer be employed by Ionis. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of January 2026.
Signed: &#65533; Date: \ / (a /"J. (o
-------"---'-------

&#65533;OLLKoA
CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENAL TY OF PERJURY under the


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laws of the State of California that the foregoing
PAMELA GROOMS
para_graph is true and correct.
----;. ·-; '"'". """''' :
i .., San Dlf!IO County s:
Commission # 2420771 t WITNESS my hand and official seal.

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Place Notary Seal and/or Stamp Above Signature of Notary Public

OPTIONAL
Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Do&#65533;ent
l'
Title or Type of Document: &#65533;v-J'eV &#65533;&#65533; Afuen<._j Number of Pages: --+1 __
-·
Signer(s) Other Than Named Above: ________________________

Capacity(ies) Claimed by Signer(s)
Signer's Name: ___________ _ Signer's Name: ____________
□
Corporate Officer -Title(s): _______ o Corporate Officer -Title(s): _______

□
Partner -□ Limited □ General o Partner -□
Limited □ General

□
Individual □ Attorney in Fact □ Individual □
Attorney in Fact

□
Trustee o Guardian or Conservator □ Trustee □
Guardian or Conservator D Other: ---------------D Other:


Signer is Representing: _________ Signer is Representing: _________ ©2019 National Notary Association